EX-99.B6e
                                  AMENDMENT TO
                      AMENDED FUND PARTICIPATION AGREEMENT
                                     BETWEEN
                                JNL SERIES TRUST,
                   JACKSON NATIONAL LIFE INSURANCE COMPANY AND
                       JACKSON NATIONAL SEPARATE ACCOUNT I



         This AMENDMENT, effective the 1st day of April, 1998, is by and between JNL Series Trust (the "Trust"), Jackson National Life Insurance Company (the "Company") and Jackson National Separate Account I (the "Separate Account").

         WHEREAS, the Trust, the Company and the Separate Account entered into an Amended Fund Participation Agreement dated September 19, 1995 (the "Agreement"), whereby the Trust agreed to make its shares available to serve as underlying investment media for the various portfolios of the Separate Account of the Company; and

         WHEREAS, the Trust desires to make additional Series available to serve as underlying investment media for portfolios of the Separate Account of the Company in accordance with the terms of the Agreement; and

         WHEREAS, the Separate Account desires to purchase shares of such additional Series of the Trust in accordance with the terms of the Agreement.

         NOW THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the Trust, the Separate Account and the Company agree to amend the Agreement as follows:

         1. The Trust agrees to make available its shares of the JNL/S&P Conservative Growth Series I, JNL/S&P Moderate Growth Series I, JNL/S&P Aggressive Growth Series I, JNL/S&P Very Aggressive Growth Series I, JNL/S&P
Equity Growth Series I, and JNL/S&P Equity Aggressive Growth Series I to serve as underlying investment media for the corresponding portfolios of the Separate Account in accordance with the terms of the Agreement.

         2. Exhibit A of the Agreement shall be replaced in its entirety with Exhibit A dated April 1, 1998, attached hereto.

         3. The Trust, the Company and the Separate Account agree to abide and be bound by all of the terms and conditions set forth in the Agreement.

         IN WITNESS WHEREOF, the Trust, the Company and the Separate Account have caused this Amendment to be executed by their duly authorized officers as of the 16th day of March, 1998

Attest:                                              JNL SERIES TRUST


         /s/ Amy D. Eisenbeis                        By:  /s/ Andrew B. Hopping
         --------------------                             ---------------------
                                                          Andrew B. Hopping
                                                          President



                                                     JACKSON NATIONAL LIFE
Attest:                                              INSURANCE COMPANY


         /s/ Amy D. Eisenbeis                        By:  /s/ Thomas J. Meyer
         --------------------                             ---------------------
                                                          Thomas J. Meyer
                                                          Vice President



                                                     JACKSON NATIONAL
                                                     SEPARATE ACCOUNT I
                                                     JACKSON NATIONAL LIFE
Attest:                                              INSURANCE COMPANY


         /s/ Amy D. Eisenbeis                        By:  /s/ Thomas J. Meyer
         --------------------                             ---------------------
                                                          Thomas J. Meyer
                                                          Vice President

                                    EXHIBIT A
                               dated April 1, 1998


JNL SERIES TRUST
----------------

JNL  Aggressive  Growth  Series
JNL Capital  Growth  Series
JNL Global  Equities Series
JNL/Alger  Growth Series
JNL/Eagle Core Equity Series
JNL/Eagle  SmallCap Equity Series
JNL/Putnam  Growth Series
JNL/Putnam Value Equity Series
JNL/S&P Conservative Growth Series I
JNL/S&P Moderate Growth Series I
JNL/S&P Aggressive Growth Series I
JNL/S&P Very  Aggressive  Growth Series I
JNL/S&P Equity Growth Series I
JNL/S&P Equity  Aggressive   Growth  Series  I
PPM  America/JNL   Balanced  Series
PPM America/JNL  High Yield Bond Series
PPM America/JNL  Money Market Series
Salomon Brothers/JNL Global Bond Series
Salomon Brothers/JNL U.S. Government & Quality Bond Series
T. Rowe Price/JNL Established Growth Series
T. Rowe Price/JNL International Equity Investment Series
T. Rowe Price/JNL Mid-Cap Growth Series